Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Takung Art Company Limited

We hereby consent to the incorporation by reference into Form 10-K of Takung Art Company Limited to be filed with the Securities and Exchange Commission on or about March 30 2015, filed pursuant to the Securities Act of 1933, of our report dated March 30 2015, with respect to the financial statements of Takung Art Company Limited, for the year ended December 31, 2014.

/s/ AWC (CPA) Limited

Hong Kong, China

March 30, 2015